EXHIBIT 32.3

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Charter Corporate Services Inc., a Colorado corporation (the “Company”) on Form 10-K for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Patrick C. Brooks, President, Principal Executive Officer of the Company, and Patrick C. Brooks, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2010	By:	/s/ Patrick C. Brooks
Patrick C. Brooks
President and Principal Executive Officer

Dated: February 26, 2010	By:	/s/ Patrick C. Brooks
Patrick C. Brooks
Chief Financial Officer and Principal Financial Officer

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